EXHIBIT 3

                               NON-U.S. PURCHASER

                             SUBSCRIPTION AGREEMENT

Caspian Services, Inc.
257 East 200 South, Suite 340
Salt Lake City, Utah 84111

Gentlemen:

     1. We certify, to enable you to make offers and sales of units, consisting of two shares, par value $0.001 per share common stock and one callable warrant to purchase an additional share of common stock for $5.00, (the "Units"), of Caspian Services, Inc., a Nevada corporation, (the "Company") in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), that (1) our principal address is outside the United States, (2) we were located outside the United States at the time any offer to buy the Units was made to us and at the time that the buy order was originated by us, and (3) we are not a "U.S. person" (as defined in Rule 902(o) under the Securities Act) (a "Non-U.S. Person").

     2. We further certify that we are purchasing securities from or through you only for our own account or for the account of one or more other Non-U.S. Persons located outside the United States at the time any offer to buy the Units was made and at the time the buy order was originated by us.

     3. We agree to notify you of any change in the certifications herein, and the purchase by us of securities from or through you will constitute a reaffirmation of the certifications herein (as modified by any such notice) as of the time of such purchase.

     4. We understand that the Units are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that neither the Units, nor the common shares included in the Units, the warrant or the common shares underlying the warrants (any reference herein to Unit shall refer both to all of the securities included in the Unit collectively and to each of the securities included in the Unit individually) have been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Unit, that, if in the future we decide to offer, resell, pledge or otherwise transfer such Unit, prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company (or any predecessor thereto) was the owner of such Unit (the "Resale Restriction Termination Date"), such Unit may be offered, resold, pledged or otherwise transferred only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Unit is eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, with the consent of the Company, (e) to an "accredited investor" (within the meaning of Rule 501(a) under the Securities
Act) (an "Accredited Investor") that is acquiring the Securities for his, her or its own account or for the account of such an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Unit is proposed to be made pursuant to clause (d) above prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and to the transfer agent of the Units, a letter from the transferee, which shall provide, as applicable, among other things, that the transferee is (x) an institution that, at the time the buy order was originated, was outside the United States and was not a U.S. person within the meaning of Regulation S under the Securities Act or (y) an Accredited Investor, and that he, she or it is acquiring such Units for investment purposes and not for distribution in violation of the Securities Act. We understand that the registrar and transfer agent for the Units will not be required to accept for registration of transfer any Units acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any certificates representing Units acquired by us will bear a legend reflecting the substance of this paragraph. Each purchaser acknowledges, on his, her or its own behalf and on behalf of any investor account for which he, she or it is purchasing the Units, that the Company and you reserve the right prior to any offer, sale or other transfer of the Units (1) pursuant to clause (d) above prior to the Resale Restriction Termination Date, (2) prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or (3) pursuant to clauses (e) or (f) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and you.

     5. We represent that we are (a) knowledgeable of, or have been independently advised as to, the Securities Laws, (which is defined herein to mean, in respect of each and every offer or sale of the Units, any securities laws having application to us and the Offering other than the laws of the U.S. and all regulatory notices, orders, rules, regulations, policies and other instruments incidental thereto), which would apply to this subscription, if any
(b) purchasing the Units pursuant to an applicable exemption from any prospectus, registration or similar requirements under the Securities Laws of that international jurisdiction, or, if such is not applicable, we are permitted to purchase the Units under the Securities Laws of the international jurisdiction without the need to rely on exemptions and (c) that Securities Laws do not require you or the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction.

6. We hereby make the representations and warranties deemed made by us under the section of the Confidential Information Memorandum dated March 28, 2006 ("Confidential


                              Non-U.S. Purchaser-2

Information Memorandum") relating to the Units entitled "Transfer Restrictions" and agree to be bound by the restrictions set forth in such section.

     7. We have received a copy of the Confidential Information Memorandum dated March 28, 2006 and understand that we and our professional advisor(s), if any, have the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Units to the extent that the Company possesses the same or could acquire it without unreasonable effort or expense, as we and our advisor(s), if any, deem necessary to verify the accuracy of the information referred to in the Confidential Information Memorandum pursuant to which the Company is offering the Units to certain qualified offerees. We represent and agree that we and our professional advisor(s), if any, have asked such questions, received such answers and obtained such information as we have deemed necessary to verify the accuracy (1) of the information referred to in the Confidential Information Memorandum and (2) of any other information that we deem relevant to making an investment decision with respect to the Units.

     8. In making the decision to purchase the Units, we have relied solely upon the Confidential Information Memorandum and independent investigation made by us.

     9. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Units and invest in or purchase securities similar to the Units in the normal course of our business. Alone, or together with our professional advisor(s), if any, we have adequately analyzed the risks of an investment in the Units and determined that the Units are a suitable investment for us, and that we or any accounts for which we are acting are able at this time and in the foreseeable future to bear the economic risk of a total loss of our investment in the Company, and we acknowledge such a possibility.

     10. We and any accounts for which we are acting are acquiring the Units for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any of the Units in violation of the Securities Act.

     11. We are not an "affiliate" (as defined in Rule 144 under the Securities
Act) of the Company or acting on behalf of an affiliate of the Company.

     12. We understand that there is a limited public market for the common shares included in the Units on the Over the Counter Bulletin Board (OTCBB) and no market for Company warrants and that no assurance can be given that the common stock of the Company may be listed for trading on a national exchange or market.

     13. We acknowledge that you, the Company and others will rely upon our confirmation, acknowledgments, agreements and binding commitment to purchase Units set forth herein and we agree to notify you promptly if any of our representations or warranties herein ceases to be accurate and complete.

     14. We acknowledge and agree that this Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah, without regard to the principles of conflicts of laws that would require the application of the law of any other state.


                              Non-U.S. Purchaser-3

     15. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

      Subject to the foregoing representations and covenants, we hereby agree and give our binding commitment to purchase Units of the Company, at a purchase price of $8.00 per share, for a total capital contribution in the amount of $5,000,000 (the "Subscription Amount"). The Subscription Amount will be wired to the account of the escrow holder for the Company at the time of delivery of this Subscription Agreement to you, as follows:

      Beneficiary Bank:       [omitted]

      Beneficiary:            [omitted]


Subscribed and agreed to this 29th day of March, 2006.

                  By:  /s/  James Passin

                  Name: James Passin

                  Title:      Director

Note: The following must be completed to be used by Caspian Services, Inc. in preparing stock and warrant certificates:

Name in which the shares and warrant are to be registered: Firebird Global Master Fund, Ltd.

Certificate denomination(s):  US$

Complete mailing address for delivery of stock certificate(s) for shares, notices and other shareholder communications:



                              Non-U.S. Purchaser-4

FGS Advisors LLC

152 W. 57th Street, 24th Floor

NY, NY 10019


ACCEPTANCE:

The above Subscription Agreement is hereby accepted as of the 29th of March, 2006.

Caspian Services, Inc.



---------------------------
By:  Geoffrey Hadley, Secretary


                              Non-U.S. Purchaser-5